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CUSIP No. 125965 10 3                 13G                    Page 40 of 40 Pages


                                                                     EXHIBIT 1.1


                     PARTIES TO THE STOCKHOLDERS' AGREEMENT

Ballet Limited
Denary Limited
Gleam Limited
Highlands Limited
Noble Limited
Outrigger Limited
Quill Limited
Radial Limited
Shoreline Limited
Zinnia Limited
South Bay Limited
Investcorp Investment Equity Limited
Investcorp CSK Holdings, L.P.
Equity CSKA Limited
Equity CSKB Limited
Equity CSKC Limited
Auto Equity Limited
Auto Investments Limited
Auto Parts Limited
New CSK Equity Limited
CSK Equity Limited
CSK International Limited
CSK Investments Limited
Chase Bank (C.I.) Nominees Limited
Maynard Jenkins
The Carmel Trust
Transatlantic Finance, Ltd.
James Bazlen